Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com
PRESS RELEASE

Penson Sells Its Futures Division to Knight

DALLAS, TX, May 29, 2012 – Penson Worldwide, Inc. (NASDAQ: PNSN) today announced that it has agreed to sell certain assets and liabilities of the futures division of its U.S. broker-dealer subsidiary, Penson Financial Services, Inc. (PFSI), to Knight Capital Group, Inc. (NYSE Euronext: KCG). The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to be completed in the second quarter of 2012. PFSI’s futures division services more than 60 introducing brokers, high-frequency traders, hedgers, non-clearing FCMs, professional traders and exchange members.

As consideration for the transfer of certain assets and liabilities of the futures division, Penson will receive $5 million at closing, a portion of which is subject to the transfer of certain exchange seats or memberships. In addition, Penson is entitled to receive earn-out payments over the next three years based on the performance of the futures division. Penson management currently estimates that the total amount of consideration to be received will result in a small gain on the sale.

Customer futures positions and segregated funds and collateral, and foreign exchange positions and margin will be transferred to Knight. Access to positions and accounts by customers will not change and the transfer of the business will not require any technology conversions. Current management of Penson’s futures division will remain in place and Penson will continue to service its introducing brokers and customers through a transition services agreement with Knight. The parties expect that the majority of futures division employees will move to Knight. Additional details will be provided in subsequent Penson filings with the Securities and Exchange Commission.

“Knight provides accounts with a stable, well-capitalized, independent platform and it will be ‘business as usual’ for futures customers,” said Philip A. Pendergraft, CEO of Penson Worldwide. “This transaction represents an ideal solution for our futures introducing brokers, customers, and related counterparties, as well as for our other stakeholders. As previously announced, we continue to work on other strategic transactions in both the US and Canadian markets.”

“We’re pleased to expand Knight’s capabilities in futures,” says Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “We’ll continue Penson’s work to enhance the client experience through advanced trading technologies and superior service.”

Knight separately today issued its own news release on this transaction.

About Penson Worldwide: www.penson.com

The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., and Nexa Technologies, Inc., among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995.

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Penson Forward-Looking Statements: Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. These forward-looking statements include, but are not limited to, statements regarding earnout payments, transfers of employees and impact on customers. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.

Contacts

Penson: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232

Knight: Kara Fitzsimmons (kfitzsimmons@knight.com) at +1-201-356-1523, Jonathan Mairs (jmairs@knight.com) at +1-201-356-1529

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